Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Western Alliance Bancorporation

(Exact Name of Registrant as Specified in its Charter)

Table 1-Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation Rule or Instruction(2)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Debt	Debt Securities(4)	456(b) and 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Equity	Common Stock, par value $0.0001 per share	456(b) and 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Equity	Preferred Stock, par value $0.0001 per share	456(b) and 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Equity	Depositary Shares	456(b) and 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Equity	Purchase Contracts	456(b) and 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Equity	Warrants	456(b) and 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Equity	Units	456(b) and 457(r) (2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					N/A

	Total Fees Previously Paid					N/A

	Total Fee Offsets					N/A

	Net Fee Due					N/A

1)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.
2)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant hereby defers payment of the registration fee required in connection with this registration statement. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go” registration fees in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

3)

An unspecified aggregate initial public offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices by the registrant or by one or more selling security holders. Separate consideration may or may not be received for securities that are issuable upon conversion or exchange of other securities or that are issued in units with other securities registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or other similar transaction.

4)	This registration statement covers senior and subordinated debt securities.